As filed with the Securities and Exchange Commission
                  on December 20, 2002, Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                West Marine, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                77-035-5502
(State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)              Identification No.)

    500 Westridge Drive                               95076-4100
   Watsonville, California                          (Zip Code)
(Address of Principal Executive Offices)

                                WEST MARINE, INC.
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                              (Full title of plan)


                          DOW, LOHNES & ALBERTSON, PLLC
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)
                     Telephone number of agent for service:
                                 (202) 776-2000



                                                    CALCULATION OF REGISTRATION FEE
------------------------ --------------------- ------------------------ --------------------- -----------------------
 Title Of Security        Amount Being         Proposed Maximum         Proposed Maximum       Amount Of
Being Registered         Registered(1)         Offering Price Per       Aggregate Offering    Registration Fee(2)
                                               Share(1)(2)              Price(1)(2)
------------------------ --------------------- ------------------------ --------------------- -----------------------
------------------------ --------------------- ------------------------ --------------------- -----------------------
Common Stock, $0.001               0                      N/A                     N/A                  $0.00
Par Value
------------------------ --------------------- ------------------------ --------------------- -----------------------

(1) On April 29, 2002, West Marine, Inc. ("West Marine") filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 (File No. 333-87124) to register 100,000 shares of West Marine's common stock (the "April 2002 Registration Statement"), and such other shares of its common stock as may be issued pursuant Rule 416(a) of the Securities Act of 1933 (the "Securities Act"), to be issued under the West Marine, Inc. Nonemployee Director Stock Option Plan (the "Nonemployee Director Plan"). Currently, 51,954 shares remain authorized for issuance under the Nonemployee Director Plan. Effective May 3, 2002, the shareholders of West Marine approved the adoption of the new West Marine, Inc. Omnibus Equity Incentive Plan ("the Equity Incentive Plan"). The Equity Incentive Plan amends, restates and replaces the Nonemployee Director Plan. Thus, in accordance with the guidance provided in Telephone Interpretations G89 and G90 of the Division of Corporate Finance Manual of Publicly Available Telephone Interpretations, date July 1997 and General Instruction E to Form S-8 (collectively, the "SEC Guidance"), West Marine hereby deregisters the 100,000 shares of common stock under the Nonemployee Director Plan currently registered under the April 2002 Registration Statement. Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Nonemployee Director Plan Registration Statement, West Marine is filing a Registration Statement on Form S-8 for the Equity Incentive Plan (the "Equity Incentive Plan Registration Statement"). The Equity Incentive Plan Registration Statement shall register the 100,000 shares of common stock under the Nonemployee Director Plan as issuable under the Equity Incentive Plan. Therefore, in accordance with the SEC Guidance, West Marine intends that the 100,000 shares deregistered by this Amendment No. 1 to the April 2002 Registration Statement, and the previously paid $201.39 filing fee attributable to such shares, be applied to the shares to be registered under the Equity Incentive Plan and the filing fee to be paid for filing the Equity Incentive Plan Registration Statement.

(2) The original registration fee of $201.39 for the registration of 100,000 shares was paid by West Marine upon the filing of the April 2002 Registration Statement. However, pursuant to Note (1) above, West Marine intends that the $201.39 registration fee attributable to the 100,000 shares being deregistered by this Post-Effective Amendment No. 1 to the April 2002 Registration Statement be credited to the registration of such shares under the Equity Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Pursuant to General Instruction E, and unless otherwise noted herein, the contents of the April 2002 Registration Statement pertaining to the Nonemployee Director Plan, including all exhibits thereto and all periodic reports that West Marine filed after the April 2002 Registration Statement, or will file subsequent to this Registration Statement to maintain current information about West Marine, are incorporated by reference.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 8.  Exhibits

         No consents are required as this Amendment No. 1 to the Nonemployee Director Plan is deregistering shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, West Marine certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Watsonville, State of California on this 29th day of October, 2002.

                                     WEST MARINE, INC.

                                            /s/ John Edmondson
                                     By:____________________________
                                                John Edmondson
                                        President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.

Signature                                            Capacity                          Date
---------                                            --------                          ----
/s/ John Edmondson
 ____________________________________             President, Chief Executive       October 29, 2002
 John Edmondson                                   Officer and Director

/s/ Richard E. Everett
 ____________________________________             Chief Operating Officer and      October 29, 2002
 Richard E. Everett                               Director

/s/ Russell Solt
 ____________________________________             Executive Vice President and     October 29, 2002
 Russell Solt                                     Chief Financial Officer
                                                  (Principal Financial Officer)

/s/ Eric Nelson
 ____________________________________             Vice President, Finance and      October 29, 2002
 Eric Nelson                                      Chief Accounting Officer
                                                  (Principal Accounting Officer)

/s/ Randolph K. Repass
 ____________________________________             Director                         October 29, 2002
 Randolph K. Repass

/s/ Geoffrey A. Eisenberg
 ____________________________________             Director                         October 29, 2002
 Geoffrey A. Eisenberg

/s/ David McComas
 ____________________________________             Director                         October 29, 2002
 David McComas

/s/ Peter Roy
 ____________________________________             Director                         October 29, 2002
 Peter Roy

/s/ Daniel J. Sweeney
 ____________________________________             Director                         October 29, 2002
 Daniel J. Sweeney

/s/ William U. Westerfield
 ____________________________________             Director                         October 29, 2002
 William U. Westerfield

